UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2017
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2018, MPLX LP, a Delaware limited partnership (“MPLX”), entered into a Term Loan Agreement among MPLX, as borrower, Mizuho Bank, Ltd., as administrative agent, each of Mizuho Bank, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, each of Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents, and the lenders that are parties thereto (the “Term Loan Agreement”) providing for a 364-day $4.1 billion term loan facility.
The Term Loan Agreement was entered into in anticipation of the closing of the transactions contemplated pursuant to that certain Membership Interests Contribution Agreement, dated as of November 13, 2017 (the “Contribution Agreement”), by and among MPLX, MPLX GP LLC, MPLX Logistics Holdings LLC, MPLX Holdings Inc. and MPC Investment LLC. The Contribution Agreement was previously reported in a Current Report filed by MPLX on November 13, 2017. The proceeds from the borrowing under the Term Loan Agreement are to be used to fund the cash consideration payable by MPLX under the Contribution Agreement and related transaction expenses.
The Term Loan Agreement provides for a committed term loan borrowing of up to $4.1 billion available to be drawn in a single borrowing upon the consummation of the transactions contemplated by the Contribution Agreement and the satisfaction or waiver of other customary conditions. The term loan commitments expire on the earlier of (i) May 13, 2018 and (ii) the termination of the Contribution Agreement or closing of the transactions contemplated by the Contribution Agreement, in either case, without drawing on the term loan facility.
MPLX paid customary upfront fees to the lenders under the Term Loan Agreement. In addition, beginning on February 11, 2018, a commitment fee of 20.0 basis points per annum accrues on any undrawn amount of the term loan commitments until the funding date or earlier termination or expiration of the term loan commitments.
Borrowings under the Term Loan Agreement will bear interest, at MPLX’s election, at either (i) the Adjusted LIBO Rate (as defined in the Term Loan Agreement) plus a margin ranging from 100.0 basis points to 162.5 basis points per annum, depending on MPLX’s credit ratings (currently 137.5 basis points), or (ii) the Alternate Base Rate (as defined in the Term Loan Agreement) plus a margin ranging from 0.0 basis points to 62.5 basis points per annum, depending on MPLX’s credit ratings (currently 37.5 basis points). The applicable margins are subject to increases set forth in the Term Loan Agreement if the amount borrowed remains outstanding on each of 90 days, 180 days and 270 days following the funding date. MPLX has also agreed to pay duration fees equal to 25.0 basis points on the amount of borrowings that remain outstanding on each of 90 days, 180 days and 270 days following the funding date.
Any amounts borrowed under the Term Loan Agreement will be due and payable on December 31, 2018. In addition, the term loan commitments are subject to reduction, and amounts borrowed under the Term Loan Agreement are subject to mandatory prepayments, upon the establishment of a qualified replacement debt facility to fund the transactions contemplated by the Contribution Agreement or the receipt of cash proceeds by MPLX in certain equity and debt offerings or issuances and certain asset sales, in each case, subject to exemptions set forth in the Term Loan Agreement. Amounts borrowed under the Term Loan Agreement may be prepaid without premium or penalty.
The Term Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that we consider to be customary for an agreement of this type and substantially similar to MPLX's existing revolving credit facility, including a covenant that requires MPLX’s ratio of Consolidated Total Debt to Consolidated EBITDA (as both terms are defined in the Term Loan Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or during the six-month period following certain acquisitions, 5.5 to 1.0). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period.
Certain lenders that are parties to the Term Loan Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPLX and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
The above description of the material terms and conditions of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the mandatory retirement policy of the board of directors of MPLX GP LLC, the general partner of MPLX, C. Richard Wilson retired from his service as a member of the MPLX GP LLC board on December 31, 2017.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Term Loan Agreement, dated as of January 2, 2018, by and among MPLX LP, as borrower, Mizuho Bank, Ltd., as administrative agent, each of Mizuho Bank, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, each of Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents, and the lenders that are parties thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: January 4, 2018	By:	/s/ Pamela K.M. Beall
Name: Pamela K.M. Beall
Title: Executive Vice President and Chief Financial Officer